Exhibit 99.1

[DELTAGEN LETTERHEAD]

News Release

Contacts: Paul Laland Vice President Corporate Communications 650-569-5153	Nina Ferrari Senior Director Investor Relations 650-569-5154

For Immediate Release

DELTAGEN TO HOST SECOND QUARTER 2002 FINANCIAL RESULTS CONFERENCE CALL

Redwood City, California– July 25, 2002 — Deltagen, Inc. (Nasdaq: DGEN) announced today that the company will release its second quarter 2002 financial results at the close of the stock market on Thursday, August 1, 2002. Deltagen will also host a telephonic and internet-available conference call on August 1, 2002 at 4:30 pm Eastern Time.

William Matthews, Ph.D., chairman and chief executive officer, Michael Sember, president and chief operating officer, and Richard Hawkins, chief financial officer, will discuss the second quarter results and give guidance for the second half of 2002. A question and answer session will follow the presentation. To access by telephone, dial toll free at (877) 708-7191 (the international dial-in number is (706) 634-1551), and specify that you would like to join the “Deltagen Second Quarter Financial Results Conference Call.” A live webcast of the conference call and a replay will also be available at www.deltagen.com.

A replay of the conference call will be available from 6:30 pm Eastern Time on August 1st until August 8th. The replay number for domestic callers will be (800) 642-1687 and for international callers will be (706) 645-9291, conference call number 4926025. The conference call, replay and webcast are open to all interested parties.

Deltagen is a biopharmaceutical company headquartered in Redwood City, California, and a world leader in the area of in vivo mammalian gene function information. Understanding the function, role and disease relevance of mammalian genes may facilitate the discovery and validation of drug targets and advance the development of new genomic-based medicines. Through its Target Research and Development program, Deltagen has established drug discovery programs in the areas of oncology, metabolic disorders and inflammatory diseases. Deltagen’s principal database product, DeltaBase™, provides a database of in vivo derived, mammalian gene function information. In addition, the company is dedicated to determining the function of secreted proteins and is undertaking the discovery and development of biotechnology drug candidates internally or in collaboration with other parties. Deltagen currently has secreted protein agreements with Lilly and Hyseq, Inc. Current DeltaBase collaborators include Pfizer,

Inc., GlaxoSmithKline plc, Merck & Co., Lexicon Genetics, Inc. and Vertex Pharmaceuticals, Inc.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the role that Deltagen’s DeltaBase product and gene function database information will play in Deltagen and third-party research programs and the extent to which genome-based research will assist researchers in their drug discovery efforts, and Deltagen’s ability to identify and develop drug candidates, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the extent to which genomic databases are utilized in pharmaceutical research and development; the ability of Deltagen to provide products and services that meet market needs; the impact of competition and alternative technologies, processes and approaches; and other risks cited in the risk factors sections of Deltagen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and Deltagen’s other securities filings with the Commission. These forward-looking statements speak only as of the date hereof. Deltagen disclaims any intent or obligation to update these forward-looking statements.